TO THE BOARD OF DIRECTORS
OF
TENNESSEE COMMERCE BANCORP, INC.

    The undersigned does hereby resign as a director of Tennessee Commerce Bancorp, Inc., a Tennessee corporation (the "Corporation"), effective July 17,

2007 (the "Effective Date").

    The undersigned further resigns as an officer or director of any of the Corporation's subsidiaries, also effective the Effective Date.

    The undersigned confirms that his resignation is not because of a disagreement with the Corporation on any matter relating to the Corporation's operations or policies, however the recent Board's procedure and resulting decision regarding executive compensation causes me to submit this resignation.

Dated:  7/16/07

                                            /s/ Winston C. Hickman
                                                 Winston C. Hickman